                                                  Registration No. 333-_________




                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                        WALLACE COMPUTER SERVICES, INC.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                      36-2515832
-------------------------------               ---------------------------------
(State or Other Jurisdiction of               (IRS Employer Identification No.)
Incorporation or Organization)


            2275 Cabot Drive, Lisle, Illinois                  60532
       --------------------------------------------          ----------
         (Address of Principal Executive Offices)            (ZIP Code)

         Wallace Computer Services, Inc. Employee Stock Purchase Plan,
 Wallace Computer Services, Inc. Amended and Restated Executive Incentive Plan,
            Wallace Computer Services, Inc. Performance Share Plan,
         Wallace Computer Services, Inc. 1997 Stock Incentive Plan, and
          Wallace Computer Services, Inc. Director's Retainer Fee Plan
                              (full title of plan)

                                Steven L. Carson
                                General Counsel
                               2275 Cabot Drive,
                           Lisle, Illinois 60532-3630
                                 (630) 588-5000
                     -------------------------------------
                      (Name, Address and Telephone Number,
                   Including Area Code of Agent for Service)


                            -----------------------

                        CALCULATION OF REGISTRATION FEE

Title of Each Class   Amount to be Registered   Proposed Maximum   Proposed Maximum     Amount of Registration
Securities to be                                Offering Price     Aggregate Offering             Fee
Registered (1)                                  Per Share          Price
--------------------------------------------------------------------------------------------------------------
Common Stock, $1.00
par value:

Reserved under the          2,382,076              $25.34(2)           $60,361,806           $17,806.73(3)
Employee Stock
Purchase Plan

Reserved under the          250,000                $25.34(2)           $6,335,000            $1,868.83
Performance
Share Plan

Reserved under the          2,000,000              $25.34(4)           $50,680,000           $14,950.60
1997 Stock Incentive Plan

Reserved under the          250,000                $25.34(2)           $6,335,000            $1,868.83
Executive Incentive Plan

Reserved under the          100,000                $25.34(2)           $2,534,000            $747.53
Director's Retainer
Fee Plan

Preferred Stock             4,500,000 rights       (5)
Purchase Rights

(1) This registration also includes such indeterminable additional shares as may become issuable pursuant to the anti-dilution provisions of the plans.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, pursuant to Rule 457(h) thereunder, based upon the average of the high and low prices of the Common Stock on June 4, 1998, as reported in the New York Stock Exchange Composite Quotation System.

(3) As permitted by Rule 429 issued under the Securities Act of 1933, the Prospectus shall also cover the shares issued and issuable pursuant to Registration No. 33-10353. With respect to the Employee Stock Purchase Plan, 482,076 shares are being carried forward from such Registration Statement. The Registration Fee paid includes a credit of $2,132.73 for such previously reserved shares.

(4) Computed in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the average of the actual prices at which the options granted under the plan may be exercised.

(5) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART I
                          INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS


Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.


                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed (File No. 1-6528) with the Securities and Exchange Commission (the "Commission") by Wallace Computer Services, Inc. (the "Company") are incorporated herein by reference:

           (a) the Company's Annual Report on Form 10-K for the year ended July 31, 1997, (as amended on April 8, 1998);

           (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1997, January 31, 1998 (as amended on April 9, 1998) and April 30, 1998;

           (c) the Company's Current Reports on Form 8-K filed on October 11, 1997, November 18, 1997 (as amended on January 16, 1998 and April 6,
      1998) and December 22, 1997;

           (d) the Company's Registration Statement on Form S-3, Registration No. 333-46807, filed on February 24, 1998 and amended on April 10, 1998; and

           (e) the description of the Company's Common Stock, par value $1.00 per share, which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Reference is made to Section 145 ("Section 145") of the Delaware General Corporation Law of the State of Delaware (the "Delaware GCL") which provides for indemnification of directors and officers in certain circumstances.

      In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or deliberate dishonesty, (iii) any improper personal profit or benefit, or (iv) any income taxes in respect of compensation.

      The Restated Certificate of Incorporation of the Company, as amended, provides for indemnification of directors and officers to the full extent provided by the Delaware GCL, as amended from time to time. It states that the indemnification provided therein shall not be deemed exclusive. The Company may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify him or her against such expense, liability or loss, under the provisions of the Delaware GCL.

      Pursuant to Section 145 and the Restated Certificate of Incorporation, the Company maintains directors' and officers' liability insurance coverage. Pursuant to the authority provided in the Restated Certificate of Incorporation, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection.

      The foregoing summaries are necessarily subject to the complete text of the statute, the Certificate of Incorporation, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

      4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on January 7, 1987 (previously filed as part of Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

      4.1(A) Certificate of Amendment amending Section 1 of Article FOURTH of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 28, 1989 (previously filed as part of Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

      4.1(B) Certificate of Amendment amending Section 1 of Article FOURTH of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on March 14, 1997 (previously filed as part of Exhibit 3.1(C) to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, and incorporated herein by reference to such Report).

      4.2 Amended and Restated By-Laws of the Registrant as adopted on January 5, 1996 (previously filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q dated January 31, 1996, and incorporated herein by reference to such Report).

      4.3 Form of Rights Agreement, dated as of March 14, 1990, between Company and Harris Trust and Savings Bank, as Rights Agent, which includes as Exhibit A the Certificate of Designation, Preferences and Rights of Series A Preferred Stock, as Exhibit B the form of Rights Certificate, and as Exhibit C the form of Summary of Rights (previously filed as Exhibit 28.2 to the Company's Current Report on Form 8-K dated March 14, 1990, and incorporated herein by reference to such Report).

      4.4  Indenture between Wallace Computer Services, Inc. and Bank of
           New York as Indenture Trustee (previously filed as Exhibit 4.7 to Amendment No. 1 to Form S-3 Registration Statement, Registration No. 333-46807, dated April 10, 1998 and incorporated herein by reference to such Form).

      4.5  The Wallace Computer Services, Inc. Employee Stock Purchase
           Plan (previously filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the period ended April 30, 1997, and incorporated herein by reference to such Form).

      4.6  The Wallace Computer Services, Inc. Amended and Restated
           Executive Incentive Plan (previously filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the period ended January 31, 1998, and incorporated herein by reference to such Form).

      4.7 The Wallace Computer Services, Inc. Performance Share Plan (previously filed as Appendix B of the Proxy Statement For Annual Meeting of Stockholders filed on October 6, 1997, and incorporated herein by reference thereto).

      4.8 The Wallace Computer Services, Inc. 1997 Stock Incentive Plan (previously filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997, and incorporated herein by reference to such Report).

      4.9  Summary of Director's Retainer Fee Plan.

      5.   Opinion of Steven L. Carson, General Counsel to the Company.

      23.1 Consent of Arthur Andersen LLP.

      23.2 Consent of Counsel (contained on the opinion filed as Exhibit 5 to this Registration Statement).

      24. Powers of Attorney (included in the Signature Page of this Registration Statement.)


ITEM 9.  UNDERTAKINGS

           (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on this 3rd day of June, 1998.

                    Wallace Computer Services, Inc.

                    By: Michael J. Halloran
                    ------------------------------------
                    Michael J. Halloran, Vice President,
                    CFO and Assistant Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Michael J. Halloran, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the date and in the capacities indicated:

        SIGNATURE                        TITLE                  DATE
        ---------                        -----                  ----
/s/ Theodore Dimitriou           Chairman of the Board      June 3, 1998
------------------------------
Theodore Dimitriou

/s/ Robert J. Cronin             Chief Executive            June 3, 1998
------------------------------   Officer and Director
Robert J. Cronin

/s/ Richard F. Doyle             Director                   June 3, 1998
------------------------------
Richard F. Doyle

/s/ Albert W. Isenman III        Director                   June 3, 1998
------------------------------
Albert W. Isenman III

/s/ William N. Lane III          Director                   June 3, 1998
------------------------------
William N. Lane III

/s/ John C. Pope                 Director                   June 3, 1998
------------------------------
John C. Pope

/s/ Robert P. Rittereiser        Director                   June 3, 1998
------------------------------
Robert P. Rittereiser

/s/ Neele E. Stearns             Director                   June 3, 1998
------------------------------
Neele E. Stearns, Jr.

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


Exhibit
Number     Description of Exhibit
-------    ----------------------

4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on January 7, 1987 (previously filed as part of Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

4.1(A) Certificate of Amendment amending Section 1 of Article FOURTH of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 28, 1989 (previously filed as part of Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

4.1(B) Certificate of Amendment amending Section 1 of Article FOURTH of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on March 14, 1997 (previously filed as part of Exhibit 3.1(C) to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, and incorporated herein by reference to such Report).

4.2 Amended and Restated By-Laws of the Registrant as adopted on January 5, 1996 (previously filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q dated January 31, 1996, and incorporated herein by reference to such Report).

4.3 Form of Rights Agreement, dated as of March 14, 1990, between Company and Harris Trust and Savings Bank, as Rights Agent, which includes as Exhibit A the Certificate of Designation, Preferences and Rights of Series A Preferred Stock, as Exhibit B the form of Rights Certificate, and as Exhibit C the form of Summary of Rights (previously filed as Exhibit 28.2 to the Company's Current Report on Form 8-K dated March 14, 1990, and incorporated herein by reference to such Report).

4.4 Indenture between Wallace Computer Services, Inc. and Bank of New York as Indenture Trustee (previously filed as Exhibit 4.7 to Amendment No. 1 to Form S-3 Registration Statement, Registration No. 333-46807, dated April 10, 1998 and incorporated herein by reference to such Form).

4.5 The Wallace Computer Services, Inc. Employee Stock Purchase Plan (previously filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the period ended April 30, 1997, and incorporated herein by reference to such Form).

4.6 The Wallace Computer Services, Inc. Amended and Restated Executive Incentive Plan (previously filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the period ended January 31, 1998, and incorporated herein by reference to such Form).

4.7 The Wallace Computer Services, Inc. Performance Share Plan (previously filed as Appendix B of the Proxy Statement For Annual Meeting of Stockholders filed on October 6, 1997, and incorporated herein by reference thereto).

4.8 The Wallace Computer Services, Inc. 1997 Stock Incentive Plan (previously filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997, and incorporated herein by reference to such Report).

4.9        Summary of Director's Retainer Fee Plan. *

5.         Opinion of Steven L. Carson, General Counsel to the Company. *

23.1       Consent of Arthur Andersen LLP. *

23.2 Consent of Counsel (contained on the opinion filed as Exhibit 5 to this Registration Statement).

24. Powers of Attorney (included in the Signature Page of this Registration Statement).



________________
* Filed herewith